EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT

Set forth below is a list of each of the subsidiaries of Smithfield Foods, Inc. (other than subsidiaries whose names have been omitted in accordance with Regulation S-K Item 601(b)(21)(ii)) and their respective jurisdictions of organization.

NAME OF SUBSIDIARY	JURISDICTION OF ORGANIZATION
1111 South Post Oak Town
Homes Association	Texas
814 Americas, Inc.	Delaware
ADA Premium Beef Co., Inc.	Delaware
AGRI PLUS S.A.	Poland
AGRI Sp. z o.o.	Poland
Agrofarms S. de R.L. de C.V.	Mexico
Agroindustrial Servicios en
Administración S. de R.L. de C.V.	Mexico
Agroindustrial Servicios
Gerenciales S. de R.L. de C.V.	Mexico
Agroindustrias Agrofarms S. de R.L. de C.V.	Mexico
Agrotorvis S.R.L.	Romania
Animex Fish Sp. z o.o.	Poland
Animex Grupa Drobiarska. z o.o.	Poland
ANIMEX Holding Sp. z o.o.	Poland
Animex-Krakowski Zaklady Pierzarski Sp. z o.o.	Poland
Animex Pasze Sp.z o.o.	Poland
Animex Sp. z o.o.	Poland
Animpol S.A.	Poland
Bacon Business Acquisition Sub Inc.	Delaware
Beef Production LLC	Wisconsin
Bialostockie Zaklady Brobiarskie	Poland
Brown’s Farms, LLC	Delaware
Brown’s of Carolina LLC	Delaware
Brown’s Realty Partnership	North Carolina
Calf Source, LLC	Wisconsin
Carroll’s Foods LLC	Delaware
Carroll’s Foods of Brazil, LLC	North Carolina
Carroll’s Foods of Mexico, LLC	Delaware
Carroll’s Foods of Virginia LLC	Delaware
Carroll’s Realty Partnership	North Carolina
Case Ready Meats Corp.	Delaware
Cattle Production Systems, Inc.	Delaware
Central Plains Farms LLC	Delaware

Charucuterie Imperator S.A.	France
Chief Milling Partners, Inc.	North Carolina
Circle Four Farms LLC	North Carolina
Circle Four LLC	Delaware
Coddle Roasted Meats, Inc.	Virginia
Cold Field Investments LLC	Delaware
Colorado Boar Stud LLC	Delaware
Constar S.A.	Poland
Contipasz S.A.	Poland
Cumberland Gap Provision Company	Delaware
Dakota Acquisition Company	South Dakota
Duplin Marketing Company, LLC	North Carolina
Ed Kelly, Inc.	North Carolina
Esskay Investments, Inc.	Delaware
Farmland Foods, Inc.	Delaware
FASSA S. de R.L. de C.V.	Mexico
Frigorifico Agropecuaria
Sonorense S. de R.L. de C.V.	Mexico
Greater Houston Fountain View, L.P.	Delaware
Greater Houston Post Oak, Inc.	Virginia
GRUPA Animex S.A.	Poland
Gwaltney of Smithfield, Ltd.	Delaware
Gwaltney Transportation Co., Inc.	Delaware
Hancock’s Old Fashioned
Country Ham, Inc.	Delaware
Henry’s Hickory House, LLC	Delaware
Ilawskie Zaklady Drobiarskie
“Ekodrob” S.A.	Poland
Industrias Agrofarms S. de R.L. de C.V.	Mexico
Iowa Quality Meats, Ltd.	Iowa
Jean Caby S.A.	France
Jean d’ Erguet S.A.	France
JMC Gold Label Meats, Inc.	Delaware
John Morrell & Co.	Delaware
John Morrell of Japan, Inc.	Delaware
JonMor Investments, Inc.	Delaware
LMG Investments, Inc.	Delaware
LMJ Distribution Center, Inc.	Georgia
Lykes Meat Group, Inc.	Delaware
Madison Packing Acquisition Sub, Inc.	Delaware
M-B Farmland LLC	Delaware
MF Cattle Feeding, Inc.	Colorado
MF Resale Company	Delaware
MOPAC Foreign Sales Corporation	U.S. Virgin Islands
MOPAC of Virginia, Inc.	Virginia

Moyer Distribution LLC	Delaware
Moyer International Sales Corp.	Delaware
Moyer Packing Company	Pennsylvania
Murphy-Brown Holdings LLC	Delaware
Murphy-Brown LLC	Delaware
Murphy Farms LLC	Delaware
Murphy Farms of Texahoma, Inc.	Oklahoma
North Side Foods Corp.	Delaware
North Side Investments, Inc.	Delaware
NPD Investments, Inc.	Delaware
NPD (USA) Texas LLC	Delaware
Packerland Distribution LLC	Delaware
Packerland Exports II Ltd.	Barbados
Packerland Packing Company, Inc.	Delaware
Packerland-Plainwell, Inc.	Delaware
Packerland Transport, Inc.	Delaware
PatCud Investments, Inc.	Delaware
Patrick Cudahy Incorporated	Delaware
PC Express, Inc.	Delaware
PEK	United Kingdom
Porcicultores Unidos de
Hermosillo S. de R.L. de C.V.	Mexico
Premium Pet Health, LLC	Delaware
Premium Pork, Inc.	Georgia
Prima Farms Sp. z o.o.	Poland
Prima Sp. z o.o.	Poland
Promotora de Carnes Alero S.A. de C.V.	Mexico
Pruden Packing Company, Inc.	Virginia
Quarter M Farms LLC	Delaware
Quik-to-Fix Foods, Inc.	Delaware
RMH Foods, Inc.	Delaware
RMH Foods, LLC	Delaware
Showcase Foods, Inc.	Delaware
Skippack Creek Corporation	Delaware
SF Holding Sp. z o.o.	Poland
SF International Sales Co., Inc.	U.S. Virgin Islands
SF Investments, Inc.	Delaware
SFDS Global Holdings B.V.	Netherlands
SFFC, Inc.	Delaware
Simoni Investments, LLC	Delaware
Smithfield Asia Holdings, Ltd.	U. S. Virgin Islands
Smithfield Beef Group, Inc.	Delaware
Smithfield Bioenergy LLC	Delaware
Smithfield Capital Trust I	Delaware
Smithfield-Carroll’s Farms	Virginia
Smithfield Culinary Foods Group, LLC	Delaware
Smithfield Deli Group, Inc.	Delaware
Smithfield Europe Products	France

Smithfield Foods de Mexico, S. de R.L. de C.V.	Mexico
Smithfield Foods GmbH	Germany
Smithfield Foods International Inc.	Delaware
Smithfield France S.A.S.	France
Smithfield France Services	France
Smithfield Global Products, Inc.	Delaware
Smithfield Innovations Group, LLC	Delaware
Smithfield Insurance Co. Ltd.	Bermuda
Smithfield International Investments, Inc.	Delaware
Smithfield Packing Real Estate, LLC	Delaware
Smithfield Packing Realty Partnership	North Carolina
Smithfield Packing Transportation Co., Inc.	Delaware
Smithfield Purchase Corporation	North Carolina
Smithfield Real Estate I, Inc.	Delaware
Smithfield Real Estate II, Inc.	Delaware
Smithfield Service Co., Inc.	Delaware
Smithfield Transportation Company, Inc.	Virginia
Societe Bretonne de Salaisons	France
Stadler’s Country Hams, Inc.	Delaware
Stefano Foods, Inc.	North Carolina
Sun Land Beef Company	Arizona
Sun Land International	Guam
Sunnyland, Inc.	Georgia
Suwalskie Zaklady
Drobiarskie Sp. z o.o.	Poland
The E.M. Todd Company, Incorporated	Virginia
The Peanut Shop, Inc.	Virginia
The Smithfield Companies, Inc.	Virginia
The Smithfield Ham and
Products Company, Incorporated	Virginia
The Smithfield Inn Corporation	Virginia
The Smithfield Packing Company,
Incorporated	Virginia
Williamsburg Foods, Inc.	Virginia
Zaklady Miesne “Agryf” S.A.	Poland
Zaklady Miesne “Mazury” S.A.	Poland

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